SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) August 11, 2003
      -------------------------------------------------------------------


                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


DELAWARE                           0-24708                      47-0702918
------------------------------------------------------------------------------
(State or other                   (Commission                 (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

















ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBIT NO.       DESCRIPTION

         99.1 Press release, dated August 11, 2003, issued by AMCON Distributing Company

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 11, 2003, AMCON issued a press release announcing its earnings for the third quarter ended June 27, 2003. The press release is furnished herewith as an exhibit and incorporated herein by reference.

The information in this Current Report (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.





                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)



Date:    August 12, 2003        By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Treasurer & Chief Financial
                                           Officer



                                 EXHIBIT INDEX
                                 -------------

Exhibit          Description

99.1             Press release, dated August 11, 2003, issued by AMCON
                 Distributing Company







                               Exhibit 99.1

                               NEWS RELEASE

                    AMCON REPORTS 3RD QUARTER RESULTS

Omaha, NE, August 11, 2003   AMCON Distributing Company (AMEX:DIT), an Omaha,
NE based consumer products company, announced today that its net income was $690,805 or $0.22 per diluted share for the third quarter ended June 2003 compared with net income of $842,593 or $0.26 per diluted share for the third quarter of the prior year. Sales for the third quarter were $189.9 million compared to $218.7 million for the same period in the prior year.

For the nine months ended June 2003, AMCON reported net income of $691,993 or $0.22 per diluted share compared to $1,323,671 or $0.43 per diluted share for the first nine months of the prior year. Sales for the nine months ended June 2003 were $564.7 million compared to $623.0 million for the same period of the prior year.

William F. Wright, Chairman of AMCON, stated that, "On a year to date comparison, our pre-tax profit and cash flow numbers in our wholesale segment improved dramatically. In that segment, net income before taxes was up over 28% despite a 12% drop in sales. That performance enabled us to show an increase in cash flow from overall operations of over $17 million with a resultant reduction in debt levels. In addition, with our operating line usage at approximately 51% of availability and variable interest costs at slightly below 4%, we locked in interest costs for approximately one-half of our credit line usage for the next several years to keep those costs fixed below 5%.

Our numbers for our retail health segment continue to improve as our new management takes over and as our new, fully integrated systems become implemented. As we near the end of this restructuring, we believe that we are well positioned to further grow that segment in an efficient manner.

In our beverage business, Hawaiian Natural Water is showing greater sales as its new production facility is completed and as construction of its packaging and warehouse facility progresses. Our creation of The Beverage Group to distribute Hawaiian Natural Water and other beverages on the United States mainland is presently using a significant share of our earnings as it establishes itself. In addition to securing exclusive distribution contracts, major commitments need to be made to marketing and product development firms, to retailers, and to brokers before sales of any significance can be achieved and all of those expenditures are expensed as they are incurred. The net results for the beverage segment were $0.8 million and $1.3 million lower than the prior year for the three and nine-months ended June 2003, respectively. We anticipated this for the current fiscal year and continue to believe that the beverage segment will ultimately produce profits and significantly increase overall margins for our Company and its shareholders.

Sales declined in our wholesale distribution business during the third quarter due to a deflationary trend in cigarette prices for certain national brands and a decline in cigarette carton volume of approximately 12.2%. Carton volume declined primarily due to competitive factors, as well as, consumers' continued shift of their buying habits toward value-priced brands for which the Company's market share is limited.

In addition to the factors mentioned above, the change in after-tax earnings for the quarter was impacted by the absence of a cigarette price increase, reduced earnings from our private label products and reduced manufacturer incentive allowances in our wholesale segment which, combined, were $1.9 million less than the third quarter of the prior year. These items were more than offset by a favorable LIFO inventory adjustment of $1.2 million, increases in profits from sales of non-cigarette products of $0.6 million, reduction of operating expenses in our wholesale business of $0.4 million, and a reduction in interest expense of $0.3 million, as compared to the third quarter of the prior year.

For the nine months ended June 2003, the change in after-tax earnings was also impacted by the absence of a cigarette price increase, reduced earnings from our private label products and reduced manufacturer incentive allowances in our wholesale segment which, combined, were $2.9 million less than the first nine months of the prior year. These items were more than offset by a favorable LIFO inventory adjustment of $1.1 million, increases in profits from sales of non-cigarette products of $0.8 million, reduction of operating expenses in our wholesale business of $1.2 million, reduction in interest expenses of $0.4 million and gains on sales of available-for-sales securities and other miscellaneous income of $0.1 million, as compared to the nine months ended June 2002."

AMCON is a leading wholesale distributor of consumer products including beverages, candy, tobacco, groceries, food service, frozen and chilled foods, and health and beauty care products with distribution centers in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Wyoming. Chamberlin's Natural Foods, Inc. and Health Food Associates, Inc., both wholly-owned subsidiaries of The Healthy Edge, Inc. (formerly Food For Health Co., Inc.), operate health and natural product retail stores in central Florida (7), Kansas, Missouri, Nebraska and Oklahoma (3). The retail stores operate under the names Chamberlin's Market & Cafe and Akin's Natural Foods Market. Hawaiian Natural Water Company, Inc., which was acquired in December of 2001, produces and sells natural spring water under the Hawaiian Springs label.
The water is bottled at the source on the Big Island of Hawaii. The Beverage Group, Inc. markets and distributes Hawaiian Springs and other premium beverage products in the United States, Canada and Mexico.

This news release contains forward looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward looking statements. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

     Visit AMCON Distributing Company's web site at: www.amcon.com





                        AMCON Distributing Company and Subsidiaries
                            Condensed Consolidated Balance Sheets
                                 June 2003 and September 2002
----------------------------------------------------------------------------------------
                                                         (Unaudited)
                                                          June 2003      September 2002
                                                        ------------     --------------
                  ASSETS
Current assets:
  Cash                                                  $    581,216      $     130,091
  Accounts receivable, less allowance for doubtful
    accounts of $0.7 million and $0.6 million,
    respectively                                          26,438,363         31,216,783
  Inventories                                             23,765,698         35,744,074
  Income tax receivable                                      357,239            981,054
  Deferred income taxes                                      324,369            324,369
  Other                                                      560,958            393,365
                                                        ------------      -------------
          Total current assets                            52,027,843         68,789,736

Fixed assets, net                                         16,181,578         16,096,124
Available-for-sale investments                               671,494            562,000
Goodwill                                                   6,091,402          6,091,402
Other intangible assets, net                              11,523,058         11,804,284
Other assets                                               1,403,501          1,242,923
                                                        ------------      -------------
                                                        $ 87,898,876      $ 104,586,469
                                                        ============      =============

       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                      $ 14,018,737      $  19,873,851
  Accrued expenses                                         3,600,878          3,969,164
  Accrued wages, salaries, bonuses                         1,701,770          1,371,310
  Current liabilities of discontinued operations             118,011             93,558
  Current portion of long-term debt                        7,840,070         14,783,967
  Current portion of subordinated debt                     1,752,667          1,708,986
                                                        ------------      -------------
          Total current liabilities                       29,032,133         41,800,836
                                                        ------------      -------------

Deferred income taxes                                        763,103            788,316
Non-current liabilities of discontinued operations           170,025            197,024
Long-term debt, less current portion                      32,986,445         36,362,099
Subordinated debt, less current portion                    7,853,067          8,738,886

Commitments and contingencies

Shareholders' equity:
  Preferred stock, $.01 par value, 1,000,000
    shares authorized, none outstanding                            -                  -
  Common stock, $.01 par value, 15,000,000
    shares authorized, 3,168,954 and 3,156,962
    issued, respectively                                      31,690             31,570
  Additional paid-in capital                               5,997,977          5,977,643
  Accumulated other comprehensive income,
    net of tax of $0.2 million and $0.2 million,
    respectively                                             252,880            294,771
  Retained earnings                                       10,811,556         10,395,324
                                                        ------------      -------------
          Total shareholders' equity                      17,094,103         16,699,308
                                                        ------------      -------------
                                                        $ 87,898,876      $ 104,586,469
                                                        ============      =============



                                  AMCON Distributing Company and Subsidiaries
                                Condensed Consolidated Statements of Operations
                             for the three and nine-months ended June 2003 and 2002
                                                (Unaudited)
----------------------------------------------------------------------------------------------------------

                                                   For the three months            For the nine months
                                                       ended June                      ended June
                                             -----------------------------   -----------------------------
                                                 2003            2002            2003            2002
                                             -------------   -------------   -------------   -------------
Sales (including excise taxes of
  $42.8 million and $42.7 million, and
  $123.4 million and $119.5 million,
  respectively)                              $ 189,949,079   $ 218,732,361   $ 564,678,909  $ 623,045,508
Cost of sales                                  173,924,679     202,677,900     520,979,369    577,650,180
                                             -------------   -------------   -------------  -------------
     Gross profit                               16,024,400      16,054,461      43,699,540     45,395,328
                                             -------------   -------------   -------------  -------------
Selling, general and administrative
  expenses                                      13,628,524      12,873,782      38,803,228     37,986,850
Depreciation and amortization                      574,332         743,610       1,706,844      2,197,531
                                             -------------   -------------   -------------  -------------
                                                14,202,856      13,617,392      40,510,072     40,184,381
                                             -------------   -------------   -------------  -------------

     Income from operations                      1,821,544       2,437,069       3,189,468      5,210,947
                                             -------------   -------------   -------------  -------------
Other expense (income):
  Interest expense                                 788,898       1,219,074       2,436,769      3,126,332
  Other                                            (85,159)       (158,669)       (367,294)      (233,280)
  Equity in loss of unconsolidated affiliate             -               -               -         95,007
                                             -------------   -------------   -------------  -------------
                                                   703,739       1,060,405       2,069,475      2,988,059
                                             -------------   -------------   -------------  --------------

Income before income taxes                       1,117,805       1,376,664       1,119,993      2,222,888

Income tax expense                                 427,000         534,071         428,000        899,217
                                             -------------   -------------   -------------  -------------

Net income                                   $     690,805   $     842,593   $     691,993  $   1,323,671
                                             =============   =============   =============  =============

Earnings per share:
 Basic                                       $        0.22   $        0.27   $        0.22  $        0.44
                                             =============   =============   =============  =============

 Diluted                                     $        0.22   $        0.26   $        0.22  $        0.43
                                             =============   =============   =============  =============

Dividends per share                          $        0.03   $        0.03   $        0.09  $        0.09
                                             =============   =============   =============  =============

Weighted average shares outstanding:
  Basic                                          3,168,955       3,112,962       3,165,270      3,004,852
  Diluted                                        3,209,148       3,190,232       3,221,139      3,078,883



FOR FURTHER INFORMATION CONTACT:
Michael D. James
Chief Financial Officer
AMCON Distributing Company
Tel 402-331-3727
Fax 402-331-4834

                                   -end-